Exhibit 99.1

UNAUDITED PRO FORMA CONDENSED COMBINED FINANCIAL INFORMATION

In connection with the Transaction Agreement entered into by the TKO Parties, EDR Parties and TWI, TKO will acquire the IMG Media business and certain contracts associated with Wimbledon, Soccer and Stadia, SailGP, and Royal & Ancient Golf Club of St. Andrews (“R&A”), (collectively referred to as the “IMG Media Business”), Professional Bull Riders (the “PBR Business”), On Location (the “OLE Business”), Mailman, and various events businesses, including Golf Events, Formula Drift, and International Figure Skating, which together these businesses are referred to as “Olympus” or the “Businesses”, for a total consideration of $3.25 billion based on the 25-trading-day volume-weighted average price of TKO PubCo’s Class A Common Stock for the period ending on October 23, 2024. EDR, whole owner of Olympus, will receive approximately 26.14 million common units of TKO and will subscribe for an equal number of shares of TKO PubCo’s Class B Common Stock.

The following sets forth the unaudited pro forma condensed combined financial statements (the “pro forma financial statements”) of TKO PubCo after giving effect to the proposed Transaction. The unaudited pro forma condensed combined statements of operations (the “pro forma statement(s) of operations”) give effect to the Transaction as if it was consummated on January 1, 2021 (the first day of the earliest period presented given the entities have been under common control for all periods presented). The unaudited pro forma condensed combined balance sheet (the “pro forma balance sheet”) gives effect to the Transaction as if it was consummated on September 30, 2024. The pro forma balance sheet as of September 30, 2024 combines the consolidated balance sheet of TKO PubCo and the combined balance sheet of Olympus as of September 30, 2024. The pro forma statements of operations for the fiscal years ended December 31, 2023, December 31, 2022 and December 31, 2021 combine the results of operations of TKO PubCo and Olympus for the fiscal years ended December 31, 2023, December 31, 2022 and December 31, 2021. The pro forma statement of operations for the nine months ended September 30, 2024 combines the results of operations of TKO PubCo and Olympus for the nine months ended September 30, 2024. Adjustments to the historical consolidated financial information in the pro forma financial statements are limited to adjustments that reflect the accounting for the Transaction in accordance with U.S. GAAP. The Transaction is being accounted for as a merger between entities under common control due to Endeavor Group Holdings, Inc.’s control of TKO PubCo and Olympus. Therefore, in the Transaction, the net assets of Olympus will be combined with those of TKO PubCo at their historical carrying amounts and the companies will be presented on a combined basis for historical periods because they were under common control for all periods presented. The pro forma financial statements reflect this presentation.

The pro forma financial statements have been prepared in accordance with Article 11 of Regulation S-X, Pro Forma Financial Information, as amended by the final rule, Release No. 33-10786 “Amendments to Financial Disclosures about Acquired and Disposed Businesses” in May 2020, which is herein referred to as “Article 11.” Release No. 33-10786 replaces the existing pro forma adjustment criteria with simplified requirements to depict the accounting for the transaction (“transaction accounting adjustments”) and the option to present the reasonably estimable synergies and other transaction effects that have occurred or are reasonably expected to occur (“management’s adjustments”). TKO PubCo has elected not to present management’s adjustments and has only presented transaction accounting adjustments in the following pro forma financial statements. Therefore, the pro forma financial statements do not reflect any cost savings or associated costs to achieve such savings from operating efficiencies, synergies or other restructuring that may result from the Transaction. In addition, historic related party transactions and balances between TKO PubCo and Olympus are reclassified as intercompany transactions and the balances are eliminated from all periods presented in these pro forma financial statements.

The preparation of pro forma financial statements includes transaction accounting adjustments that are based on reasonable estimates and assumptions further described in the accompanying notes. These transaction accounting adjustments are preliminary, subject to further revision as additional information becomes available and additional analyses are performed and have been made solely for the purpose of providing pro forma financial statements. Therefore, these pro forma financial statements are presented for illustrative purposes only and do not necessarily reflect the operating results or financial position that would have occurred if the Transaction had been consummated on the dates indicated, nor are they necessarily indicative of the results of operations or financial condition that may be expected for any future period or date. Differences between these preliminary estimates and the final transaction accounting, expected to be completed after the Transaction is closed, will occur and these differences could have a material impact on the accompanying pro forma financial statements and the combined company’s future results of operations and financial position. Accordingly, such information should not be relied upon as an indicator of future performance, financial condition or liquidity. In addition, future results may vary significantly from those reflected in such statements due to factors discussed in the section entitled “Risk Factors” on page [●] of this Information Statement.

The pro forma financial statements have been derived from and should be read in conjunction with TKO PubCo’s consolidated financial statements and the related notes for the fiscal years ended December 31, 2023, December 31, 2022, December 31, 2021 and for the nine months ended September 30, 2024, which are incorporated herein by reference as well as the Olympus combined financial statements and the related notes for the fiscal years ended December 31, 2023, December 31, 2022, December 31, 2021 and for the nine months ended September 30, 2024 which are included herein.

As Olympus’ historical financials were prepared on a “carve-out” basis, a portion of EDR’s corporate expenses have been allocated to Olympus. Historically, separate financial statements have not been prepared for Olympus and it has not operated as a standalone business from EDR. As such, Olympus’ historical financials may not be indicative of what they would have been had Olympus been operated as a standalone company.

TKO Group Holdings, Inc

Unaudited Pro Forma Condensed Combined Balance Sheet

As of September 30, 2024

(in thousands)

	Historical
	TKO PubCo	Olympus	Transaction Accounting Adjustments	Notes	Intercompany Eliminations (Note 9)	Pro Forma Combined
Assets
Current assets:
Cash and cash equivalents	$457,410	$117,422	$(92,422)	2	$—	$482,410
Restricted cash	—	12,360	—		—	12,360
Accounts receivable (net of allowance for doubtful accounts)	250,585	299,386	—		—	549,971
Deferred costs	—	204,090	—		—	204,090
Other current assets	185,822	124,504	61,685	3	(20,418)	351,593

Total current assets	893,817	757,762	(30,737)		(20,418)	1,600,424
Property, buildings and equipment, net	528,200	103,366	—		—	631,566
Intangible assets, net	3,325,151	404,495	—		—	3,729,646
Finance lease right-of-use assets, net	233,032	—	—		—	233,032
Operating lease right-of-use assets, net	33,539	36,517	—		—	70,056
Goodwill	7,663,992	778,107	—		—	8,442,099
Investments	33,163	72,794	—		—	105,957
Deferred income taxes	—	2,778	(2,778)	4	—	—
Other assets	59,509	341,040	—		—	400,549

Total assets	$12,770,403	$2,496,859	(33,515)		$(20,418)	$15,213,329

Liabilities, Non-controlling Interests and Stockholders’ Equity
Current liabilities:
Accounts payable	$31,712	$255,053	—		$—	$286,765
Accrued liabilities	613,392	176,898	50,500	5	—	840,790
Current portion of long-term debt	22,171	—	—		—	22,171
Current portion of finance lease liabilities	9,591	—	—		—	9,591
Current portion of operating lease liabilities	4,675	13,131	—		—	17,806
Deferred revenue	67,707	307,022	—		—	374,729
Other current liabilities	14,185	33,163	65,624	3	(20,418)	92,554

Total current liabilities	763,433	785,267	116,124		(20,418)	1,644,406
Long-term debt	2,697,327	2,793	—		—	2,700,120
Long-term finance lease liabilities	224,645	—	—		—	224,645
Long-term operating lease liabilities	30,318	27,410	—		—	57,728
Deferred tax liabilities	372,953	76,406	(72,667)	4	—	376,692
Other long-term liabilities	5,875	184,553	—		—	190,428

Total liabilities	4,094,551	1,076,429	43,457		(20,418)	5,194,019
Commitments and contingencies
Redeemable non-controlling interests	13,754	—	—		—	13,754
Stockholders’ Equity:
Class A common stock	1	—	—	6	—	1
Class B common stock	1	—	—	6	—	1
Additional paid-in capital	4,370,367	—	(149,066)	2, 3, 4, 7a, 8	—	4,221,301
Net parent investment	—	1,475,784	(1,475,784)	7a	—	—
Accumulated other comprehensive loss	(2,998)	(49,212)	21,038	8	—	(31,172)
Accumulated deficit	(322,810)	—	(20,349)	5	—	(343,159)

Total TKO Group Holdings, Inc. stockholders’ equity	4,044,561	1,426,572	(1,624,161)		—	3,846,972
Nonredeemable non-controlling interests	4,617,537	(6,142)	1,547,189	2, 3, 5, 8	—	6,158,584

Total stockholders’ equity	8,662,098	1,420,430	(76,972)		—	10,005,556

Total liabilities, redeemable non-controlling interests and stockholders’ equity	$12,770,403	$2,496,859	$(33,515)		$(20,418)	$15,213,329

TKO Group Holdings, Inc

Unaudited Pro Forma Condensed Combined Statement of Operations

For the Nine Months Ended September 30, 2024

(in thousands, except per share data)

	Historical
	TKO PubCo	Olympus	Transaction Accounting Adjustments		Notes	Intercompany Eliminations (Note 9)		Pro Forma Combined
Revenue	$2,162,145	$1,845,605		$—			$(51,443)	$3,956,307
Operating expenses:
Direct operating costs	667,899	1,577,457		—			(37,022)	2,208,334
Selling, general and administrative expenses	1,004,142	426,482		—			(14,421)	1,416,203
Depreciation and amortization	309,128	46,733		—			—	355,861

Total operating expenses	1,981,169	2,050,672		—			(51,443)	3,980,398

Operating income (loss)	180,976	(205,067)		—			—	(24,091)
Other income (expense):
Interest (expense) income, net	(192,868)	9,279		—			—	(183,589)
Other income, net	1,885	22,085		—			—	23,970

Loss before income taxes and equity earnings of affiliates	(10,007)	(173,703)		—			—	(183,710)
Provision (benefit) for income taxes	31,829	(25,504)		20,591	4		—	26,916

Loss before equity earnings of affiliates	(41,836)	(148,199)		(20,591)			—	(210,626)
Equity earnings of affiliates, net of tax	(712)	(1,900)		—			—	(2,612)

Net loss	(41,124)	(146,299)		(20,591)			—	(208,014)
Less: Net (loss) income attributable to non-controlling interests	(19,527)	651		(113,616)	8		—	(132,492)
Less: Net (loss) income attributable to TKO Operating Company, LLC prior to the WWE/UFC Transactions	—	—		—			—	—

Net (loss) income attributable to TKO Group Holdings, Inc. / Olympus’ parent	$(21,597)	$(146,950)		$93,025			$—	$(75,522)

Basic and diluted net loss per share of Class A common stock	$(0.27)		$			$		$(0.93)
Weighted average number of common shares used in computing basic and diluted net earnings (loss) per share	81,399,221							81,399,221

TKO Group Holdings, Inc

Unaudited Pro Forma Condensed Combined Statement of Operations

For the Year Ended December 31, 2023

(in thousands, except per share data)

	Historical
	TKO PubCo	Olympus	Transaction Accounting Adjustments		Notes	Intercompany Eliminations (Note 9)		Pro Forma Combined
Revenue	$1,674,968	$1,569,096		$—			$(22,390)	$3,221,674
Operating expenses:
Direct operating costs	514,598	1,079,551		—			(20,816)	1,573,333
Selling, general and administrative expenses	549,091	479,464		50,500	5		(1,574)	1,077,481
Depreciation and amortization	164,616	59,434		—			—	224,050
Impairment charges	—	21,529		—			—	21,529

Total operating expenses	1,228,305	1,639,978		50,500			(22,390)	2,896,393

Operating income (loss)	446,663	(70,882)		(50,500)			—	325,281
Other income (expense):
Interest (expense) income, net	(239,042)	9,436		—			—	(229,606)
Other (expense) income, net	(186)	20,994		—			—	20,808

Income (loss) before equity (earnings) losses of affiliates	207,435	(40,452)		(50,500)			—	116,483
Provision for income taxes	31,446	17,295		(6,782)	4		—	41,959

Income (loss) before equity (earnings) of affiliates	175,989	(57,747)		(43,718)			—	74,524
Equity losses (earnings) of affiliates, net of tax	266	(9,478)		—			—	(9,212)

Net income (loss)	175,723	(48,269)		(43,718)			—	83,736
Less: Net (loss) income attributable to non-controlling interests	(32,453)	1,175		(28,702)	8		—	(59,980)
Less: Net income (loss) attributable to TKO Operating Company, LLC prior to the WWE/UFC Transactions	243,403	—		(43,461)	5, 7b		—	199,942

Net (loss) income attributable to TKO Group Holdings, Inc. / Olympus’ parent	$(35,227)	$(49,444)		$28,445	4, 7b, 8		$—	$(56,226)

Basic and diluted net loss per share of Class A common stock	$(0.43)		$			$		$(0.68)
Weighted average number of common shares used in computing basic and diluted net earnings (loss) per share	82,808,019							82,808,019

TKO Group Holdings, Inc

Unaudited Pro Forma Condensed Combined Statement of Operations

For the Year Ended December 31, 2022

(in thousands)

	Historical
	TKO PubCo	Olympus	Transaction Accounting Adjustments	Notes	Intercompany Eliminations (Note 9)	Pro Forma Combined
Revenue	$1,140,147	$1,544,991	$—		$(13,571)	$2,671,567
Operating expenses:
Direct operating costs	325,586	1,055,656	—		(13,571)	1,367,671
Selling, general and administrative expenses	210,142	427,280	—		—	637,422
Depreciation and amortization	60,032	73,587	—		—	133,619

Total operating expenses	595,760	1,556,523	—		(13,571)	2,138,712

Operating income (loss)	544,387	(11,532)	—		—	532,855
Other income (expense):
Interest income (expense), net	(139,567)	5,483	—		—	(134,084)
Other (expense), net	(1,271)	(29,415)	—		—	(30,686)

Income (loss) before income taxes and equity (earnings) losses of affiliates	403,549	(35,464)	—		—	368,085
Provision for income taxes	14,318	6,135	(6,695)	4	—	13,758

Income (loss) before equity (earnings) losses of affiliates	389,231	(41,599)	6,695		—	354,327
Equity losses (earnings) of affiliates, net of tax	209	(7,597)	—		—	(7,388)

Net income (loss)	389,022	(34,002)	6,695		—	361,715
Less: Net income attributable to non-controlling interests	1,747	13,464	—		—	15,211

Net income (loss) attributable to TKO Operating Company, LLC prior to the WWE/UFC Transactions	387,275	(47,466)	6,695		—	346,504

Net income (loss) attributable to TKO Group Holdings, Inc. / Olympus’ parent	$—	$—	$—		$—	$—

Basic and diluted net earnings (loss) per share of Class A common stock	N/A					N/A
Weighted average number of common shares used in computing basic and diluted net earnings (loss) per share	N/A					N/A

TKO Group Holdings, Inc

Unaudited Pro Forma Condensed Combined Statement of Operations

For the Year Ended December 31, 2021

(in thousands)

	Historical
	TKO PubCo	Olympus	Transaction Accounting Adjustments	Notes	Intercompany Eliminations (Note 9)	Pro Forma Combined
Revenue	$1,031,944	$1,389,142	$—		$(7,877)	$2,413,209
Operating expenses:
Direct operating costs	335,604	1,102,479	—		(7,877)	1,430,206
Selling, general and administrative expenses	241,953	346,761	—		—	588,714
Insurance recoveries	—	(30,478)	—		—	(30,478)
Depreciation and amortization	63,250	73,246	—		—	136,496

Total operating expenses	640,807	1,492,008	—		(7,877)	2,124,938

Operating income (loss)	391,137	(102,866)	—		—	288,271
Other income (expense):
Interest (expense) income, net	(102,247)	8,608	—		—	(93,639)
Other income (expense), net	504	(17,797)	—		—	(17,293)

Income (loss) before income taxes and equity (earnings) of affiliates	289,394	(112,055)	—		—	177,339
Provision (benefit) for income taxes	15,769	(3,694)	11,503	4	—	23,578

Income (loss) before equity (earnings) of affiliates	273,625	(108,361)	(11,503)		—	153,761
Equity (earnings) of affiliates, net of tax	—	(4,639)	—		—	(4,639)

Net income (loss)	273,625	(103,722)	(11,503)		—	158,400
Less: Net income (loss) attributable to non-controlling interests	1,285	(14,910)	—		—	(13,625)

Net income (loss) attributable to TKO Operating Company, LLC prior to the WWE/UFC Transactions	272,340	(88,812)	(11,503)		—	172,025

Net income (loss) attributable to TKO Group Holdings, Inc. / Olympus’ parent	$—	$—	$—		$—	$—

Basic and diluted net earnings (loss) per share of Class A common stock	N/A					N/A
Weighted average number of common shares used in computing basic and diluted net earnings (loss) per share	N/A					N/A

Notes to the Unaudited Pro Forma Condensed Combined Financial Statements

Note 1. Basis of Presentation

The pro forma financial statements give effect to the completion of the Transaction, which is being accounted for as a merger between entities under common control. As of September 30th, 2024, EDR, through its subsidiaries controlled 53.4% of the voting interests in TKO PubCo through its ownership of both Class A common stock and Class B common stock. EDR also owns 100% of Olympus. Therefore, in the Transaction, the net assets of Olympus will be combined with those of TKO PubCo at their historical carrying amounts and the companies will be presented on a combined basis for historical periods because they were under common control for all periods presented. Additionally, upon the closing of the Transaction, EDR, through its subsidiaries is expected to own 59.7% of TKO and TKO PubCo is expected to own 40.3% of TKO. The pro forma financial statements reflect this presentation. The pro forma financial statements do not give effect to the formation of TKO PubCo which occurred on September 12, 2023.

The pro forma financial statements are derived from the TKO PubCo’s and Olympus’ respective historical consolidated or combined financial statements for each period presented. As Olympus’ historical financials were prepared on a “carve-out” basis, a portion of EDR’s corporate expenses have been allocated to Olympus. Historically, separate financial statements have not been prepared for Olympus and it has not operated as a standalone business from EDR. As such, Olympus’ historical financials may not be indicative of what they would have been had Olympus been operated as a standalone company. The pro forma statements of operations are presented as if the Transaction occurred on January 1, 2021, which is the beginning of the earliest year for which pro forma financial statements are required to be presented in this information statement. The pro forma balance sheet is presented as if the Transaction occurred on September 30, 2024.

The preparation of pro forma financial statements is based on reasonable estimates, assumptions and adjustments that affect the amounts reported in such financial statements and the notes thereto. The pro forma adjustments are preliminary, subject to further revision as additional information becomes available and additional analyses are performed and have been made solely for the purpose of providing pro forma financial statements. These pro forma financial statements are presented for illustrative purposes only and do not necessarily reflect the operating results or financial position that would have occurred if the Transaction had been consummated on the dates indicated, nor are they necessarily indicative of the results of operations or financial condition that may be expected for any future period or date. Differences between these preliminary estimates and the final transaction accounting, expected to be completed after the closing of the Transaction, will occur and these differences could have a material impact on the accompanying pro forma financial statements and the combined company’s future results of operations and financial position. As certain expenses reflected in Olympus’ historical financial statements are allocated, Olympus’ historical financial statements may not be indicative of the financial statements that would have been presented if Olympus had been operated as a standalone entity. Accordingly, such information should not be relied upon as an indicator of future performance, financial condition or liquidity.

Note 2. Cash and Cash Equivalents

Per the Transaction Agreement, the amount of cash and cash equivalents recorded in the Olympus balance sheet as of the Closing Date is expected to be $25.0 million. As such, the pro forma balance sheet reflects a $92.4 million reduction to cash and cash equivalents with offsetting entries of $55.2 million to nonredeemable non-controlling interests and $37.2 million to additional paid-in capital. This adjustment results in the cash and cash equivalents balance reported historically in the Olympus balance sheet as of September 30, 2024 to be reduced from $117.4 million to $25.0 million.

Note 3. Related Parties Transactions

Following the closing of the Transaction, in the event that TKO receives payments relating to accounts receivable of Olympus or EDR in connection with the 2024 Olympics or 2024 / 2025 FA Cup North America Media Rights,

TKO will remit these payments to EDR. Alternatively, if TKO makes payments relating to accounts payable of Olympus or EDR in connection with the 2024 Olympics, EDR will remit these amounts to TKO. The estimated related party transactions between TKO and EDR related to remitting payments are reflected as adjustments in the pro forma balance sheet. Specifically, adjustments of $61.7 million to other current assets for amounts due from EDR to TKO, $65.7 million to other current liabilities for amounts due to EDR from TKO, resulting in a $2.4 million reduction of nonredeemable non-controlling interests and a reduction of $1.6 million to additional paid-in capital are reflected in the pro forma balance sheet.

Note 4. Income Taxes

TKO PubCo was incorporated as a Delaware corporation in March 2023. As the sole managing member of TKO, TKO PubCo is subject to corporate income taxes on its share of taxable income of TKO. TKO is treated as a partnership for U.S. federal income tax purposes and is therefore generally not subject to U.S. corporate income tax, other than entity level income taxes in certain U.S. state and local jurisdictions and U.S. federal, state, and local taxes on wholly-owned corporate subsidiaries that are regarded entities for tax purposes and subject to taxes on income they generate. TKO’s foreign subsidiaries are subject to entity level taxes, and TKO’s U.S. subsidiaries are subject to foreign withholding taxes on sales in certain foreign jurisdictions which are included as a component of foreign current taxes. For purposes of these financial statements, Olympus is subject to the same U.S. federal income tax treatment as TKO and is not subject to U.S. corporate income taxes. The historical transaction adjustments below include revaluations of TKO balances to post-transaction ownership percentages and align the Olympus tax balances with the TKO tax structure.

a)	The adjustments to provision (benefit) for income taxes for the nine months ended September 30, 2024 and for the fiscal years ended December 31, 2023, 2022 and 2021 are as follows:

	Nine Months Ended September 30, 2024	Years Ended December 31,
		2023	2022	2021
Historical provision (benefit) for income taxes	6,325	48,741	20,453	12,075
Transaction accounting adjustments:
Adjustments to historical provision (benefit) for income taxes	20,591	(6,782)	(6,695)	11,503
Provision (benefit) for income taxes for adjustments on intercompany transactions	—	—	—	—
Provision (benefit) for income taxes for accounting policy adjustments	—	—	—	—
Deferred tax provision (benefit) for merger- related costs	—	—	—	—

Total transaction accounting adjustments on provision (benefit) for income taxes	20,591	(6,782)	(6,695)	11,503

Pro forma provision (benefit) for income taxes	26,916	41,959	13,758	23,578

a)

The adjustments to deferred tax liabilities, net, with the corresponding adjustments to additional paid-in capital on the unaudited pro forma condensed combined balance sheet as of September 30, 2024 are as follows:

Historical deferred tax liabilities, net	449,359
Transaction accounting adjustments:
Adjustments to historical deferred income taxes	(72,667)
Deferred tax asset for accounting policy adjustments	—
Deferred tax asset for merger-related costs	—

Total transaction accounting adjustments on deferred tax liabilities, net, with the corresponding adjustments to additional paid-in capital	(72,667)

Pro forma deferred income tax liabilities, net	376,692

Note 5. Transaction Costs

In connection with the Transaction, TKO expects to incur approximately $50.5 million of transaction costs, primarily consisting of financial advisory, legal and other professional fees, after September 30, 2024. Such costs are reflected as a $50.5 million increase to accrued liabilities with offsetting entries of $30.2 million to nonredeemable non-controlling interests and $20.3 to accumulated deficit on the pro forma balance sheet as of September 30, 2024 and are also reflected in the pro forma statement of operations for the fiscal year ended December 31, 2023 (i.e. the most recent annual period presented) as an adjustment to selling, general and administrative expenses. The transaction costs are reflected within net income (loss) attributable to TKO prior to the WWE/UFC Transactions as these expenses are assumed to have been incurred on January 1, 2023 prior to the close of the TKO PubCo formation, which is consistent with Article 11 pro forma financial statement presentation. However, when the Transaction closes, management expects the transaction costs to be attributable to TKO PubCo and TKO. The transaction costs are expected to be non-recurring.

In addition, for the nine months ended September 30, 2024, TKO incurred $8.4 million of transaction costs. These costs are not reflected as a pro forma adjustment because they have been recorded within historical selling, general and administrative expenses for the nine months ended September 30, 2024. Olympus has not incurred any transaction costs within its historical financial statements.

Note 6. Shares Conversion

TWI will survive the Transaction as a wholly-owned subsidiary of TKO. On the terms and subject to the conditions set forth in the Transaction Agreement, at the Closing, the EDR Parties will transfer all equity interests in TWI and 45% of Euroleague JV to TKO, known as the Transferred Equity Interests, in exchange for equity consideration. TKO PubCo will issue shares of TKO PubCo Class B Common Stock to EDR Parties, who will subscribe to these shares. The following table details the calculations of the number of TKO PubCo Shares expected to be issued in the Transaction and the par value of the TKO PubCo Shares outstanding after the Transaction, assuming the Transaction occurred on September 30, 2024, the date of the pro forma balance sheet. The issuance of additional shares did not result in an adjustment to the pro forma balance sheet. The EDR Parties’ expected ownership percentage of TKO will vary based on the actual shares outstanding as of the closing of the Transaction.

	Class A Common Stock	Class B Common Stock
	(in thousands, except share amounts)
Shares of TKO PubCo common stock issued at September 30, 2024	81,146,843	89,616,891
Estimated shares of TKO PubCo common stock to be issued in the Transaction:	—	26,541,737

Estimated shares of TKO PubCo common stock after the Transaction	81,146,843	116,158,628

Estimated par value of TKO PubCo common stock issued after the Transaction at $0.00001 per share	$1	$1

The 26.5 million shares of TKO PubCo Class B Common Stock expected to be issued in the Transaction includes (i) 26.1 million shares based on the $3.25 billion valuation of Olympus and (ii) an additional 0.4 million shares related to the Specified Equity Adjustment Amount.

Note 7. Reclassifications

The historical financial information of Olympus included in the pro forma financial statements reflects the following reclassifications to conform Olympus’ historical financial information to TKO PubCo’s presentation.

Unaudited Pro Forma Condensed Combined Balance Sheet as of September 30, 2024

(a)	Olympus reported $1,475.8 million as of September 30, 2024 within net parent investment. This amount has been reclassified to additional paid-in capital in the pro forma balance sheet.

Unaudited Pro Forma Condensed Combined Statement of Operations For the Year Ended December 31, 2023

(b)

TKO PubCo’s consolidated financial statements for the year ended December 31, 2023 present net income (loss) prior to and subsequent to September 12, 2023 which represents TKO PubCo’s formation date. A $7.0 million reclassification is made to net income (loss) attributable to TKO Operating Company, LLC prior to the WWE/UFC Transactions and net income (loss) attributable to TKO Group Holdings, Inc. / Olympus’ parent to represent Olympus historical net income prior to and subsequent to September 12, 2023.

Note 8. Non-Controlling Interests (“NCI”)

Upon the closing of the Transaction, EDR, through its subsidiaries, is expected to own 59.7% of TKO, and TKO PubCo is expected to own 40.3% of TKO. This pro forma adjustment reflects the new ownership percentages expected after the Transaction closes. The new ownership percentages resulted in adjustments of $1,634.9 million to nonredeemable non-controlling interests, $21.0 million to accumulated other comprehensive loss and $1,655.9 million adjustment to additional paid-in capital on the pro forma balance sheet as of September 30, 2024. Additionally, adjustments to reflect increased losses of $113.6 million and $28.7 million were made to net income (loss) attributable to non-controlling interests within the pro forma statement of operations for the nine months ended September 30, 2024 and for the period from September 12, 2023, the day TKO PubCo was formed, to December 31, 2023 to recognize the non-controlling interests in TKO.

Note 9. Intercompany Eliminations

The pro forma financial statements have been adjusted to eliminate transactions between TKO and Olympus. These transactions include (i) revenue related to event and other licensing agreements in which Olympus provides services and rights to TKO and TKO provides services and media rights to Olympus and (ii) support for production and consulting services provided by TKO to Olympus. Additionally, intercompany eliminations cover activities performed by Olympus for TKO under the TKO Services Agreement. These activities mainly involve administrative and commercial services and are classified under selling, general, and administrative expenses and direct operating costs, respectively.